Exhibit  24.1  Power  of  Attorney

                              POWER  OF  ATTORNEY

The Registrant and each person whose signature appears below hereby appoints Anthony C. Dike as their attorney-in-fact, with full power to act alone, to sign in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any and all amendments, including pre and post-effective amendments, to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on the 23 day of March 2001:

/s/  Anthony  C.  Dike
_______________________________
Anthony  C.  Dike, Chairman, Director, Chief  Executive  Officer

/s/  Russell  Lyons
_______________________________
Russell  Lyons, President, Director, Chief  Technology  Officer

/s/  Philip  Falase
______________________________
Philip  Falase, Chief  Financial  Officer, Director

/s/  Edward  Williams
______________________
Edward  Williams,  Director

/s/  Dan  Thornton
__________________________
Dan  Thornton,  Director

/s/ Dale W. Church
__________________________
Dale Church/Director